UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On May 31, 2022, EQM Midstream Partners, LP (EQM), a wholly owned subsidiary of Equitrans Midstream Corporation (ETRN), entered into a purchase agreement (the Purchase Agreement) with BofA Securities, Inc., as representative of the several initial purchasers named therein (collectively, the Initial Purchasers), and, solely with respect to certain representations and warranties and conditions of the Initial Purchasers’ obligations contained therein, ETRN, relating to the private offering and sale to eligible purchasers (the Notes Offering) in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the Securities Act), by EQM of $500 million aggregate principal amount of new 7.50% senior notes due 2027 (the 2027 Notes) and $500 million aggregate principal amount of new 7.50% senior notes due 2030 (the 2030 Notes and, together with the 2027 Notes, the Notes). The Notes will be issued in a transaction exempt from the registration requirements of the Securities Act and resold by the Initial Purchasers in reliance on Rule 144A and Regulation S of the Securities Act. The Notes Offering is expected to close on June 7, 2022, subject to customary closing conditions.

Other than with respect to approximately $197 million in incremental net proceeds relative to the aggregate amount originally targeted in the Notes Offering, which incremental net proceeds are intended to be used to repay certain of EQM’s outstanding indebtedness, EQM intends to use the net proceeds from the Notes Offering along with cash on hand and/or borrowings under EQM’s Third Amended and Restated Credit Agreement, dated as of October 31, 2018 (as amended, the EQM Credit Facility), to purchase a portion of its outstanding indebtedness in cash tender offers for (i) any and all of EQM’s 4.750% senior notes due 2023 and (ii) EQM’s 6.000% senior notes due 2025 and EQM’s 4.000% senior notes due 2024 up to an aggregate principal amount of $200 million, which commenced on May 31, 2022 (the Tender Offers). In the event that the Tender Offers are not consummated or are terminated, or the net proceeds from the Notes Offering are otherwise in excess of the amount needed to fund the Tender Offers, EQM intends to use any remaining proceeds for general partnership purposes, including to repay certain of EQM’s outstanding indebtedness, including borrowings under the EQM Credit Facility or any existing notes not purchased in the Tender Offers, or to prefund capital expenditures and/or capital contributions to Mountain Valley Pipeline, LLC.

The Purchase Agreement contains certain representations, warranties, covenants and agreements of EQM, ETRN and the Initial Purchasers and certain conditions to closing, obligations of EQM, ETRN and the Initial Purchasers and termination provisions. EQM has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

The Initial Purchasers and their respective affiliates are full service financial institutions and certain of them have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with ETRN and its affiliates, including EQM. Affiliates of certain of the Initial Purchasers are lenders under the EQM Credit Facility and, accordingly, may receive a portion of the net proceeds from the Notes Offering through any repayment of indebtedness under the EQM Credit Facility. Certain of the Initial Purchasers or their affiliates may own, or manage accounts that own, outstanding indebtedness subject to the Tender Offers. As a result, certain of the Initial Purchasers or their affiliates may receive a portion of the net proceeds from the Notes Offering as a result of the Tender Offers. Additionally, certain of the Initial Purchasers or their affiliates may receive a portion of the proceeds from the Notes Offering to the extent EQM uses any net proceeds to redeem any existing notes not purchased in the Tender Offers, as well as an affiliate of the trustee under the other EQM indentures governing outstanding notes. The Bank of New York Mellon, which is a lender under the EQM Credit Facility, is an affiliate of the trustee under the indenture that governs the outstanding notes that are part of the Tender Offers. U.S. Bank Trust Company, National Association, which is a lender under the EQM Credit Facility, is an affiliate of the trustee under the indenture that will govern the Notes and an affiliate of one of the Initial Purchasers.

The Purchase Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about ETRN, EQM, EQGP Services, LLC, the general partner of EQM (the General Partner) or their respective subsidiaries, affiliates, businesses or equity holders. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of ETRN, EQM, the General Partner, or their respective subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated in this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated May 31, 2022, by and among EQM Midstream Partners, LP, Equitrans Midstream Corporation (for certain limited purposes) and BofA Securities, Inc., as representative of the several initial purchasers named on Schedule 1 thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: June 1, 2022	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer